Exhibit 10.1

CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of April 1, 2005 by and between Colonial Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), and Colonial Properties Trust, an Alabama real estate investment trust (the “Contributor”).

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 25, 2004, among the Contributor, Cornerstone Realty Income Trust, Inc. (“Cornerstone”) and CLNL Acquisition Sub LLC, a wholly-owned subsidiary of Contributor (“Colonial Merger Sub”), as amended by an Amendment No. 1 to the Agreement and Plan of Merger, dated as of January 24, 2005 (as so amended, the “Merger Agreement”), Cornerstone has been merged with and into Colonial Merger Sub, with Colonial Merger Sub surviving such merger;

     WHEREAS, as a result of such merger, the 100% limited liability company membership interest of Colonial Merger Sub owned by the Contributor prior to the merger was converted into 56,338,592.9660 units of limited liability company membership interest of Colonial Merger Sub owned by the Contributor (the “Colonial Merger Sub Interests”); and

     WHEREAS, the Contributor desires to contribute the Colonial Merger Sub Interests to the Partnership in exchange for additional common and preferred limited partnership interests of the Partnership.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I: CONTRIBUTION OF INTERESTS

     1.1     Contribution of Colonial Merger Sub Interests.

     The Contributor hereby contributes, transfers and assigns to the Partnership, and the Partnership hereby accepts from the Contributor, all of the Contributor’s right, title and interest in and to the Colonial Merger Sub Interests. Such contribution, transfer, assignment and acceptance shall be effective one minute following the Effective Time (as defined in the Merger Agreement). The Partnership hereby agrees to be bound by the limited liability company agreement of Colonial Merger Sub, effective upon such contribution, transfer, assignment and acceptance.

     1.2     Issuance of Common and Preferred Limited Partnership Interests.

     In exchange for the contribution of the Colonial Merger Sub Interests, the Partnership shall issue to the Contributor (a) a number of Class A Units equal to the number of Colonial Common Shares (as defined in the Merger Agreement) issued pursuant to the Merger Agreement and (b) a number of Series E Cumulative Redeemable Preferred Units of the

Partnership equal to the number of Colonial Series E Preferred Shares (as defined in the Merger Agreement) issued pursuant to the Merger Agreement.

ARTICLE II: MISCELLANEOUS

     2.1     Amendment; Waiver. Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

     2.2     Entire Agreement; Counterparts; Applicable Law. This Agreement shall (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

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     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

THE PARTNERSHIP: COLONIAL REALTY LIMITED PARTNERSHIP
By:	Colonial Properties Trust, its general partner

By:	/s/ Thomas H. Lowder
	Name:	Thomas H. Lowder
	Title:	President and CEO

CONTRIBUTOR: COLONIAL PROPERTIES TRUST
By:	/s/ Thomas H. Lowder
	Name:	Thomas H. Lowder
	Title:	President and CEO

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